                                                 U.S. SECURITIES AND EXCHANGE COMMISSION

                                                                          Washington, D.C.  20549

                                                           Form 8-K

                                                                             CURRENT REPORT

                                                                   Pursuant to Section 13 or 15(d) of

                                                                The Securities Exchange Act of 1934

                                                    Date of Earliest Event Reported:  February 25, 2005

                                             VIRTRA SYSTEMS, INC.

                                                     (Exact name of registrant as specified in its charter)

Texas	93-1207631
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

440 North Center, Arlington, TX	76011
(Address of principal executive offices)	(Zip Code)

(817) 261-4269

(Registrant's telephone number, including area code)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 25, 2005, we entered into an investment agreement (the "Agreement") with Dutchess Private Equities Fund II, LP (the "Investor"). This Agreement provides that from time to time, following notice to the Investor, we may put to the Investor up to $6,000,000 of our common stock for a purchase price equal to 94% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board during the five day period following that notice. The number of shares that we are permitted to put under the Agreement is either: (A) 200% of the average daily volume of the common stock for the ten trading days prior to the applicable put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put date; or (B) $50,000; provided however, that the put amount can never exceed $1,000,000 with respect to any single put.

We also entered into a debenture subscription agreement with Dutchess Private Equities Fund, L.P. and Dutchess Private Equities Fund II, LP, under which those entities agreed to purchase $750,000 in principal amount of our three year convertible debentures bearing interest at 8% per annum (payable in cash or stock at our option) and convertible at the lesser of (i) 80% of the lowest closing bid price during the 15 days of full trading prior to the conversion date; or (ii) $0.33. The initial $500,000 in principal amount was purchased when we signed the Agreement referred to above. The remaining $250,000 in principal amount is to be purchased only when we have filed a registration statement covering sale of the shares issuable upon conversion of the debentures.

Upon issuance of the initial $500,000 in principal amount of debentures, we issued the purchasers five year warrants to purchase 500,000 shares of our common stock at $0.33 per share. Upon purchase of the remaining $250,000 in principal amount, we are obligated to issue the purchasers warrants to purchase an additional 250,000 shares at the lesser of $0.33 per share or the lowest closing bid price of our common stock during the five trading days prior to the funding the additional $250,000.

In connection with the Agreement and the debenture subscription agreement, we agreed to register the shares issuable under the Agreement, upon conversion of the debentures and upon exercise of the warrants.

Copies of the Agreement, the debenture subscription agreement, the form of the debentures, the form of the warrants, and the form of the registration rights agreements are filed as exhibits to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

10.1        Investment Agreement with Dutchess Private Equities Fund, II LP

10.2        Debenture Subscription Agreement

10.3        Form of Convertible Debenture

10.4        Form of Warrant

10.5        Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date:  March 2,  2005

VIRTRA SYSTEMS, INC.

By:      /s/ L. Kelly Jones

L. Kelly Jones

Chief Executive Officer